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                             BELL, BOYD & LLOYD LLC
                           Three First National Plaza
                       70 West Madison Street, Suite 3300
                          Chicago, Illinois 60602-4207
                                  312 372-1121
                                Fax 312 372-2098

                                 March 25, 2002

     As counsel for Nuveen Arizona Dividend Advantage Municipal Fund 2 (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with pre-effective amendment no. 1 to the Registrant's registration statement on Form N-2 (File Nos. 333-71928 and 811-10553) on February 20, 2002.

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                           Very truly yours,

                                           /s/  Bell, Boyd & Lloyd LLC